Exhibit 99.1

FAT Brands Completes Acquisition of Johnny Rockets,

Increases Securitization Facility to $80 Million

LOS ANGELES—(September 22, 2020) FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) announced today that it has completed the acquisition of Johnny Rockets from an affiliate of private equity firm Sun Capital Partners, Inc. for a purchase price of approximately $25 million. The transaction was funded with proceeds from an increase in the Company’s securitization facility. With the acquisition of Johnny Rockets, FAT Brands now franchises more than 700 restaurants around the globe in more than 30 countries with annual system-wide sales exceeding $700 million.

“We are thrilled to successfully complete the acquisition of Johnny Rockets, a transformative event for FAT Brands, and are eager to drive further growth for the brand,” said Andy Wiederhorn, President and CEO of FAT Brands. “The expansion of our whole business securitization facility further enhances our liquidity and financial flexibility and demonstrates the confidence that institutional investors have in our platform. We continue to scale our business through strategic acquisitions that complement our current brands and are pursuing other attractive opportunities in this environment.”

$40 Million Increase in Whole Business Securitization Facility

On September 21, 2020, the Company completed the sale of $40 million of Series 2020-2 Fixed Rate Asset-Backed Notes (the “Notes”), increasing the Company’s securitization facility to $80 million. The Notes were issued through the Company’s whole business securitization affiliate, FAT Brands Royalty I, LLC.

Cadence Group, Inc., a leading fintech securitization platform, acted as the sole structuring agent for the offering of Notes. Legal advisors for the financing transaction were Loeb & Loeb LLP and Foley & Lardner LLP for FAT Brands, and Manatt, Phelps & Phillips, LLP for Cadence Group, Inc.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns nine restaurant brands: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 700 units worldwide. For more information, please visit www.fatbrands.com.

About Johnny Rockets

Founded in 1986 on iconic Melrose Avenue in Los Angeles, Johnny Rockets is a world-renowned, international restaurant franchise that offers high quality, innovative menu items including items including Certified Angus Beef® cooked-to-order hamburgers, Boca Burger®, chicken sandwiches, crispy fries and rich, delicious hand-spun shakes and malts. With nearly 325 franchise and corporate locations in over 25 countries around the globe, this dynamic lifestyle brand offers friendly service and upbeat music contributing to the chain’s signature atmosphere of relaxed, casual fun. To learn more about the Johnny Rockets brand, please visit the brand website at www.johnnyrockets.com, or follow us on Facebook, Twitter and Instagram.

About Sun Capital Partners, Inc.

In 2020, Sun Capital Partners, Inc. celebrates 25 years of investing; identifying companies’ untapped potential, and accelerating value through operational excellence. Since 1995, Sun Capital has invested in more than 375 companies worldwide with revenues in excess of $50 billion across a broad range of industries and transaction structures. Over the quarter century, the Firm has built a reputation as a trusted partner recognized for its investment and operational experience, including particular expertise in Business and Consumer Services, Healthcare, Industrial and Consumer sectors. Sun Capital has offices in Boca Raton, Los Angeles and New York, and an affiliate with offices in London. To learn more about Sun Capital Partners, Inc., please visit our website at www.suncappart.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, our future acquisitions, and the effects on our business of the current novel coronavirus pandemic (“COVID-19”). Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations:

ICR

Ashley DeSimone

IR-FATBrands@icrinc.com

646-677-1827

Media Relations:

JConnelly

Erin Mandzik

emandzik@jconnelly.com

862-246-9911

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